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                                                                    EXHIBIT 99.1



FOR FURTHER INFORMATION:                                            TRADED: NYSE
                                                                    SYMBOL: ELK
Richard J. Rosebery, Vice Chairman,
Chief Financial and Administrative Officer, and Treasurer
(972) 851-0510

PRESS RELEASE
FOR IMMEDIATE RELEASE


  ELCOR REPORTS RECORD FISCAL 2000 FIRST QUARTER SALES AND EARNINGS; ANNOUNCES
     ADDITIONAL ERICSSON AND OTHER TELECOM ORDERS; EXPECTS CONTINUING STRONG
                        GROWTH IN FISCAL 2000 AND BEYOND


DALLAS, TEXAS, October 19, 1999 . . . . Elcor Corporation announced today that, for its first quarter ending September 30, 1999, earnings, before considering last year's change in accounting principle, rose 33%, and net income tripled on a 12% gain in sales. Both sales and earnings set new records for any quarter.

Harold K. Work, Elcor's Chairman, President and Chief Executive Officer, said, "Sharply higher first quarter results were spearheaded by record shipments of our Roofing Products segment's Elk Prestique(R) premium laminated fiberglass asphalt shingles and record shipments of our Industrial Products segment's Cybershield(TM) products for digital wireless cellular phones. Growing demand for our Elk Prestique products and rapidly accelerating demand for our Cybershield products are expected to drive strong sales and earnings growth in fiscal 2000 and beyond."

OPERATING RESULTS

For the first quarter ending September 30, 1999, sales rose 12% to $95.8 million from $85.9 million last year. Income before last year's change in accounting principle rose 33% to $10,009,000, or $.50 per diluted share, from $7,526,000, or $.38 per split-adjusted diluted share, in the year ago quarter. Net income tripled to $10,009,000, or $.50 per diluted share, from $3,186,000, or $.16 per split-adjusted diluted share, in the same quarter last year.

In the first quarter ending September 30, 1998, the company adopted Statement of Position 98-5, "Reporting on the Costs of Start-up Activities," issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants, which resulted in a $4,340,000 charge, net of tax, or $.22 per split-adjusted diluted share, for the cumulative effect of this accounting change. This one-time cumulative charge reduced net income for the first quarter of fiscal 1999 to $3,186,000, or $.16 per split-adjusted diluted share.


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PRESS RELEASE
Elcor Corporation Quarterly Results
October 19, 1999
Page 2


ROOFING PRODUCTS SEGMENT ACHIEVED RECORD SALES AND OPERATING PROFITS

Elcor's Roofing Products segment achieved record sales and operating profits for any quarter in its history, despite beginning the first quarter ending September 30, 1999, with substantially lower laminated shingle inventories as a result of a 24% increase in demand during the preceding nine months. Roofing Products operating profits rose 21% to $16,277,000 from $13,470,000 in the year-ago quarter, and sales, which were held down by limited inventory, increased 8% to $82,939,000 from $76,914,000 last year.

CONSTRUCTION OF NEW LAMINATED SHINGLE PLANT UNDERWAY

Mr. Work said, "Construction of Elk's new $70 million Myerstown, Pennsylvania premium laminated asphalt shingle plant began during the September quarter and should be completed next fall with manufacturing operations beginning in the December quarter of calendar year 2000. The new plant should meet the rapidly growing demand for Elk laminated shingles in the nation's Eastern and North Central markets in the second half of fiscal 2001. The new Myerstown plant will increase our overall laminated shingle capacity by about 38%, enabling Elk to keep up with the rapid growth in demand."

INDUSTRIAL PRODUCTS SEGMENT REPORTS STRONG GROWTH IN SALES

Industrial Products sales rose 43% to $12,806,000 from $8,939,000 last year. However, operating profits for the first quarter of fiscal 2000 of $1,529,000 were virtually flat compared to $1,542,000 for the year-ago period. Within this segment, Cybershield's sales more than doubled, and operating profits rose substantially from the year-ago quarter. Chromium Corporation's sales and operating profits were substantially below the strong year-ago levels; however, operating profits were about break-even before nonrecurring costs associated with its plant consolidation plan. Ortloff Engineers, the third component within the Industrial Products segment, made good year-over-year progress in sales and operating profits.

CYBERSHIELD ANNOUNCES ADDITIONAL ERICSSON AND OTHER TELECOM ORDERS

Richard J. Rosebery, Vice Chairman of Elcor and Chairman of Cybershield, said, "Our Cybershield subsidiaries have recently received additional production tooling and prototype tooling orders from Ericsson and significant increases in production tooling and production orders from other major wireless telecom manufacturers for shielding digital wireless cellular phones. In fiscal 1999, Cybershield supplied shielding products for over 20 million digital wireless cellular phones, and we expect that demand could more than double in fiscal 2000. Our shielding products reduce the emission of electromagnetic and radio frequency interference given off by microchips and electronic components to levels below those required by the FCC. Rapidly expanding technology is driving strong demand for Cybershield products because they provide superior shielding effectiveness at the higher frequencies used to achieve faster microchip speeds.


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PRESS RELEASE
Elcor Corporation Quarterly Results
October 19, 1999
Page 3


"Cybershield's important telecommunications customers also include Nokia, Motorola, Lucent Technologies, AT&T, NEC, and Denso. Cybershield has earned the leadership position in the high-growth/high-tech digital wireless cellular phone market by consistently supplying superior quality products, making deliveries on time and quickly responding to customers' needs with innovative technical solutions that frequently enhance performance of their products," he said.

FINANCIAL POSITION STRONG

During the first quarter ending September 30, 1999, strong cash flows from operations of $30.4 million and $1.9 million in cash funded $12.6 million of investments in property, plant and equipment; $18.8 million in reductions of long-term debt and about $1 million in dividends. At September 30, 1999, the company had $44.2 million of long-term debt, $146.4 million of shareholders' equity and $190.6 million of total capital. Long-term debt, as a percent of total capital, declined to 23% from 26% last year.

OUTLOOK

Mr. Work said, "Presently, we look for growing demand for our patented Enhanced High Definition(R) and Raised Profile(TM) Elk Prestique premium laminated fiberglass asphalt shingles and for our Cybershield digital cellular phone products to substantially boost fiscal 2000 sales and earnings. Once again, we expect these gains to be characterized by higher sales and earnings in our seasonally stronger first and fourth quarters. Looking ahead to the longer term, we believe that the investments we have made and are continuing to make provide Elcor with the potential to achieve high growth rates in both sales and earnings in the years ahead."

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ended June 30, 1999, and its Form 8-K dated October 19, 1999.

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PRESS RELEASE
Elcor Corporation Quarterly Results
October 19, 1999
Page 4


Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities currently are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas; and a new facility is under construction in Myerstown, Pennsylvania. Its industrial products facilities are located in Canton, Georgia; Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.

PRESS RELEASE
Elcor Corporation Quarterly Results
October 19, 1999
Page 5

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)


                                                                  First Quarter                            Trailing
                                                               Three Months Ended                     Twelve Months Ended
                                                                  September 30,                          September 30,
                                                              1999              1998 (a)            1999              1998 (a)
                                                          -----------       ------------       -------------       -------------

SALES                                                     $    95,789       $     85,868       $     327,795       $     280,530
                                                          -----------       ------------       -------------       -------------

COSTS AND EXPENSES:
       Cost of sales                                           69,742             63,063             243,349             210,289
       Selling, general & administrative                        9,512             10,272              38,939              35,983
       Interest expense, net                                      417                559               1,833               2,377
                                                          -----------       ------------       -------------       -------------

Total Costs and Expenses                                       79,671             73,894             284,121             248,649
                                                          -----------       ------------       -------------       -------------

INCOME BEFORE INCOME TAXES                                     16,118             11,974              43,674              31,881
Provision for income taxes                                      6,109              4,448              15,908              11,425
                                                          -----------       ------------       -------------       -------------
INCOME BEFORE CHANGE IN
    ACCOUNTING PRINCIPLE                                       10,009              7,526              27,766              20,456
Cumulative effect of change in
    accounting principle (b)                                        0             (4,340)                  0              (4,340)
                                                          -----------       ------------       -------------       -------------
NET INCOME                                                $    10,009       $      3,186       $      27,766       $      16,116
                                                          ===========       ============       =============       =============

INCOME PER COMMON SHARE-BASIC:
    Before change in accounting principle                 $      0.51       $       0.38       $        1.42       $        1.03
    Cumulative effect of change in
        accounting principle                                     0.00              (0.22)               0.00               (0.22)
                                                          -----------       ------------       -------------       -------------
    Net Income Per Share-Basic                            $      0.51       $       0.16       $        1.42       $        0.81
                                                          ===========       ============       =============       =============

INCOME PER COMMON SHARE-DILUTED:
    Before change in accounting principle                 $      0.50       $       0.38       $        1.39       $        1.01
    Cumulative effect of change in
        accounting principle                                     0.00              (0.22)               0.00               (0.21)
                                                          -----------       ------------       -------------       -------------
    Net Income Per Share-Diluted                          $      0.50       $       0.16       $        1.39       $        0.80
                                                          ===========       ============       =============       =============

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                                      19,528             19,691              19,506              19,839
                                                          ===========       ============       =============       =============
    Diluted                                                    19,982             20,000              19,960              20,228
                                                          ===========       ============       =============       =============

(a) Adjusted for a three-for-two stock split in August 1999.
(b) Represents cumulative effect of applying AICPA AcSec Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities."

PRESS RELEASE
Elcor Corporation Quarterly Results
October 19, 1999
Page 6

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)


                                           September 30,
ASSETS                                   1999         1998
                                       --------     --------

Cash and cash equivalents              $  2,261     $  3,210
Receivables, net                         68,581       65,567
Inventories                              23,908       22,471
Deferred income taxes                     2,274        2,153
Prepaid expenses and other                6,573        1,361
                                       --------     --------

      Total Current Assets              103,597       94,762

Property, plant and equipment, net      145,730      116,866
Other assets                              3,283        1,909
                                       --------     --------

      Total Assets                     $252,610     $213,537
                                       ========     ========





                                                         September 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                   1999         1998
                                                     --------     --------

Accounts payable and accrued liabilities             $ 43,586     $ 32,314
Current maturities on long-term debt                        0            0
                                                     --------     --------

      Total Current Liabilities                        43,586       32,314

Long-term debt, net                                    44,200       43,300
Deferred income taxes                                  18,399       14,044
Shareholders' equity                                  146,425      123,879
                                                     --------     --------

      Total Liabilities and Shareholders' Equity     $252,610     $213,537
                                                     ========     ========

PRESS RELEASE
Elcor Corporation Quarterly Results
October 19, 1999
Page 7

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                       For the Three Months Ended
                                                              September 30,
                                                           1999          1998
                                                       ------------  ------------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                               $ 10,009      $  3,186
Adjustments to net income
       Depreciation and amortization                        2,607         2,230
       Deferred income taxes                                  190           580
       Cumulative effect of accounting change                   0         4,340
       Changes in assets and liabilities:
           Trade receivables                                4,285        (9,117)
           Inventories                                      1,862         6,351
           Prepaid expenses and other                       1,779           428
           Accounts payable and accrued liabilities         9,702         5,107
                                                         --------      --------

Net cash from operations                                   30,434        13,105
                                                         --------      --------

INVESTING ACTIVITIES
       Additions to property, plant & equipment           (12,610)       (5,037)
       Other                                                 (114)         (134)
                                                         --------      --------

Net cash from investing activities                        (12,724)       (5,171)
                                                         --------      --------

FINANCING ACTIVITIES
       Long-term  repayments, net                         (18,800)       (4,700)
       Dividends on common stock                             (977)         (909)
       Treasury stock transactions and other, net             142        (4,355)
                                                         --------      --------

Net cash from financing activities                        (19,635)       (9,964)
                                                         --------      --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       (1,925)       (2,030)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              4,186         5,240
                                                         --------      --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $  2,261      $  3,210
                                                         ========      ========